UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2012

LAREDO PETROLEUM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Preliminary results for third quarter ended September 30, 2012

Laredo Petroleum Holdings, Inc. and its subsidiaries (collectively, the “Company” or “we”) are finalizing our financial results for the three and nine months ended September 30, 2012. Set forth below are certain preliminary estimates of the results of operations that we expect to report for the third quarter of 2012. Our actual results will be different, and could differ materially, from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our third quarter are finalized. All percentage comparisons to the prior year and the second quarter of 2012 are measured at the mid-point of the ranges provided for the third quarter of 2012.

The following are our preliminary estimates for the three months ended September 30, 2012:

•                  Oil and natural gas production is expected to be between 2,776 MBOE and 2,815 MBOE, a 25% increase from 2,242 MBOE in the corresponding prior-year period and within 98% of the second quarter 2012 production level.

•                  Oil and natural gas revenues are expected to be between $136 million and $143 million, a 6% increase from $132 million in the corresponding prior-year period. The estimated increase in revenues is due primarily to an increase in volumes sold.

•                  At September 30, 2012, we had approximately $28 million of cash and cash equivalents and $735 million of available borrowing capacity on our senior secured credit facility. We anticipate borrowing an additional $50 million on our senior secured credit facility during the week of October 8, 2012.

The estimates above represent the most current information available to management. A range for the preliminary results described above is provided because our financial closing procedures for the month and quarter ended September 30, 2012 are not yet complete. As a result, our final results will vary from these preliminary estimates. Such variances may be material; accordingly, you should not place undue reliance on these preliminary estimates. We currently expect that our final results will be within the ranges described above. It is possible, however, that our final results will not be within the ranges we currently estimate. The estimates for the three months ended September 30, 2012 are not necessarily indicative of any future period and should be read together with “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Selected Historical Financial Data” and our audited and unaudited consolidated financial statements and notes thereto included in our annual report on Form 10-K for the year ended December 31, 2011, our quarterly reports on Form 10-Q and our current reports on Form 8-K.

The preliminary financial and operating data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, our management and has not been reviewed or audited by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to this preliminary data.

We expect our closing procedures with respect to the three months ended September 30, 2012 to be completed in November 2012.

All statements in this Current Report on Form 8-K, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM HOLDINGS, INC.

Date: October 5, 2012	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel